Exhibit 99.1

Ingevity Corporation
4920 O’Hear Avenue
Suite 400
North Charleston, S.C. 29405 USA
www.ingevity.com

News	Contact:
Caroline Monahan
843-740-2068
caroline.monahan@ingevity.com

Investors:
John E. Nypaver, Jr.
843-740-2002
investors@ingevity.com

Ingevity announces key leadership transitions

NORTH CHARLESTON, S.C., Dec. 8, 2025 – Ingevity Corporation (NYSE: NGVT) today announced pivotal executive leadership changes as it completes its strategic portfolio review and positions the company for the future.

Chief financial officer transition

Mary Dean Hall, executive vice president and chief financial officer (CFO), will transition from her current role effective May 1, 2026, and continue to support the company in an advisory capacity for a period of one year. Hall has served as CFO since 2021, playing a critical role in strengthening Ingevity’s financial foundation, enhancing operational discipline and supporting strategic growth initiatives. Under her financial leadership, the company achieved significant margin expansion, improved its capital structure and delivered strong free cash flow performance.

“Mary has been a trusted advisor and a driving force behind our financial strategy,” said Dave Li, president and CEO. “Her deep expertise and steady guidance have been instrumental in positioning Ingevity for long-term success. We are grateful for her leadership and pleased she will continue to support the company during this transition.”

The company has appointed Phillip J. Platt, currently senior vice president, finance and chief accounting officer, as Hall’s successor and member of the executive leadership team, effective May 1, 2026. Since joining Ingevity in 2015, Platt has held key finance leadership roles where he led improvements in financial reporting, drove business process transformation and led implementation of the company’s global enterprise resource planning (ERP) system. His experience overseeing global finance operations and driving technology-enabled process improvements positions him well to guide Ingevity’s financial strategy and support the company’s long-term growth.

Performance Chemicals business president transition

Rich White, senior vice president and president, Performance Chemicals, will transition to a special projects role, effective January 1, 2026, and will depart the company on May 1, 2026. White was named president of the Performance Chemicals segment in 2021 and has since led Performance Chemicals through a period of strategic repositioning, including margin improvement initiatives, product mix optimization and operational streamlining.

“We appreciate Rich’s leadership and contributions to Ingevity,” said Li. “Over the past several years, he has guided the business through complex market conditions and led efforts to restructure the segment portfolio in alignment with our strategic priorities. As he transitions from his current role, we are grateful for his guidance and know his expertise will help ensure continuity and stability.”

New senior vice president of operations appointment

Ingevity also announced the appointment of Reid Clontz to the role of senior vice president, operations and member of Ingevity’s executive leadership team, effective December 8, 2025. Clontz most recently served as vice president, global operations at Ingevity and brings more than two decades of chemical industry experience to his role, leading operations across multiple manufacturing sites, improving process efficiency and aligning production with sustainability goals. His leadership has been instrumental in optimizing plant operations and driving continuous improvement across the company’s global locations. In his new role, Clontz also assumes leadership for the company’s supply chain, procurement and safety functions.

“These leadership transitions reflect our commitment to evolving our organization to support long-term strategic priorities,” said Li. “We thank Mary and Rich for their significant contributions and are excited to welcome Reid and Phil into their new roles, confident that their deep operational and strategic expertise will help position Ingevity for continued growth and success.”

Ingevity: Purify, Protect, Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and pavement technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,500 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.

Forward Looking Statement:

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, leadership transitions; expected financial positions, guidance, results of operations and cash flows; financing plans; and business strategies and expectations. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, such factors detailed from time to time in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.